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                                                                EXHIBIT 23.1



PRICEWATERHOUSECOOPERS
                                                    PricewaterhouseCoopers LLP
                                                    1000 Morgan Keegan Tower
                                                    Fifty North Front Street
                                                    Memphis, TN 38103
                                                    Telephone (901) 522 2000
                                                    Facsimile (901) 523 2045



                         Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 for TBC Corporation's 1989 Stock Incentive Plan and TBC Corporation's 2000 Stock Option Plan of our report dated February 6, 2004, except as to Note 3, for which the date is March 10, 2004; and Note 13, for which the date is March 12, 2004; relating to the consolidated financial statements of TBC Corporation and its subsidiaries, as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001, which is included in this Form 10-K. We also consent to the incorporation by reference of our report dated February 6, 2004, except as to Note 3, for which the date is March 10, 2004; and Note 13, for which the date is March 12, 2004; relating to the financial statement schedule, which is included in this Form 10-K.




PRICEWATERHOUSECOOPERS LLP



March 15, 2004